UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2023
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Other Events.

On February 28, 2023, the Board of Directors of MariMed Inc. (the “Corporation”), in conjunction with the appointment of Edward Gildea as Chairman of the Board and Jon R. Levine as Chief Executive Officer of the Corporation, authorized, approved and adopted an amendment the Corporation’s Bylaws (the “Bylaws”), to revise the powers and duties of the Corporation’s Chairman of the Board, Chief Executive Officer and President as set forth in Sections 4 and 5 of Article IV of the Bylaws, as amended. A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 3.2(A).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.2(A) *	Amendment to the Corporation's Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

**********

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: March 6, 2023
	By:	/s/ Susan M. Villare
Susan M. Villare, Chief Financial Officer